Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-218375) and Form F-3 (333-227263) of Sasol Limited of our report dated 28 October 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Inc.
Johannesburg, Republic of South Africa
28 October 2019